 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

Date of Report:

April 29, 2003

BAR HARBOR BANKSHARES

MAINE                      841105-D                                  01-0293663
(State)                      (Commission File Number)         (IRS Employer ID)

Address of Principal Executive Officers:

PO Box 400, 82 Main Street
Bar Harbor, ME 04609-0400

Registrant’s Telephone Number: (207) 288-3314

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

None

ITEM 7 – FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

            (a) Financial statements: Not applicable

            (b) Pro forma financial information: Not applicable

            (c) Exhibits: The following exhibit is included with this Report:

                    Exhibit No.            Description

                        99.1                    Press Release dated April 29, 2003

ITEM 9 -- REGULATION FD DISCLOSURE (RESULTS OF OPERATIONS AND FINANCIAL CONDITION)

        On April 29, 2003, Bar Harbor Bankshares issued a press release announcing its results of operations for the quarter ended March 31, 2003.  A copy of the press release is included as Exhibit 99.1 and is incorporated herein by reference. This information, which is required by Item 12 of Form 8-K, is being provided under Item 9 pursuant to Commission Release 34-47583.

        The information furnished in this Item 9 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended the ("Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reverence in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as specifically set forth by reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2003

BAR HARBOR BANKSHARES

/s/Gerald Shencavitz

Gerald Shencavitz
Chief Financial Officer

For more information contact:

Gerald Shencavitz
Chief Financial Officer
(207) 288-3314

FOR IMMEDIATE RELEASE

BAR HARBOR BANKSHARES REPORTS A 37% INCREASE IN QUARTERLY EARNINGS PER SHARE

Bar Harbor, Maine (April 29, 2003) – Bar Harbor Bankshares (AMEX:BHB) President and Chief Executive Officer, Joseph M. Murphy, today announced net income of $1.3 million, or diluted earnings per share of 41 cents for the quarter ended March 31, 2003, compared with $963 thousand, or 30 cents per diluted share for the first quarter of last year. Included in prior year earnings was a one time after tax adjustment of $247 thousand, resulting from the Company’s adoption of a new accounting standard, SFAS No. 142, "Goodwill and Other Intangible Assets".

In making the announcement, Murphy said, "We are pleased with the continued improvement in the Company’s earnings trend as we launch into 2003, especially in light of challenging economic conditions. Our loan pipeline is holding strong, and we continue to remain selective, to emphasize conservative lending practices, and to foster enduring customer relationships."

Total assets ended the quarter at $541 million, or 8.5% higher than the same date in 2002. Led by strong consumer real estate lending, total loans at March 31, 2003 stood at $352 million, representing an increase of $41 million, or 13.2%, compared with the same date last year. Deposit growth between periods amounted to 7.6%, ending the current quarter at $310 million.

For the quarter ended March 31, 2003, net interest income amounted to $4.9 million compared with $4.7 million for the comparable quarter last year, representing an increase of $142 thousand, or 3.0%. Included in first quarter 2003 and 2002 net interest income was $397 thousand and $374 thousand of tax-exempt income from certain investments and loans, resulting in a reduction in the Company’s tax expense of $170 thousand and $150 thousand, respectively. The net interest margin, on a tax equivalent basis, amounted to 4.03% during the current quarter, compared with 4.25% during the first quarter of 2002.

"Our net interest margin continues to be pressured by the prolonged, historically low interest rate environment, causing sharp yield declines on the Company’s variable rate earning assets and accelerated prepayment speeds on fixed rate earning assets," said Murphy. "We have implemented a number of strategies to ensure a reasonably stable margin in a continued low rate environment, while vigilantly managing our exposure to rising rates over the longer term horizon," he added. The continued growth in net interest income was principally attributed to increases in total earning assets which averaged $508 million during the quarter ended March 31, 2003, compared with $466 million during the same period in 2002.

The Company’s non-interest income amounted to $1.8 million for the quarter ended March 31, 2003, representing an increase of $352 thousand, or 24.8%, compared with the same period in 2002. These results were principally attributed to increased gains on the sale of investment securities, offset in part by declining revenue at BTI Financial Group, as fees generated from the market value of assets under management and retail brokerage transactions have been impacted by declines in the stock market, geopolitical uncertainties, and a continued industry slowdown in retail investor activities.

Total non-interest expense amounted to $4.7 million for the quarter ended March 31, 2003, representing an increase of $504 thousand, or 12.0%, compared with the same period in 2002. Salaries and employee benefits increased $294 thousand between periods, reflecting strategic additions to the Company’s work force, employee compensation increases, and increases in subsidized employee health insurance and deferred compensation.

At March 31, 2003 total non-performing loans amounted to $1.5 million, or 0.44% of total loans, and the reserve for loan losses expressed as a percent of non-performing loans stood at 337%. "While these ratios reflect favorably on the credit quality of the Company’s loan portfolio, we are cognizant of softening economic conditions overall and a weakening in certain industry segments in particular and are managing credit risk accordingly," said Murphy. "We review the allowance for loan losses regularly and believe that it is adequate under current market conditions," he added.

The Company’s capital position ended the quarter strong, with a capital to assets ratio of 9.9%, and was well above regulatory requirements for well-capitalized institutions.

Bar Harbor Bankshares is the parent company of the wholly owned subsidiaries, Bar Harbor Banking and Trust Company and BTI Financial Group. Bar Harbor Banking and Trust Company, founded in 1887, provides full service banking with ten locations throughout Down East Maine. BTI Financial Group subsidiaries include Bar Harbor Trust Services, a Maine chartered trust company; Block Capital Management, an SEC registered investment advisor; and Dirigo Investments, Inc., a NASD registered broker dealer. BTI Financial Group offers a comprehensive array of private banking, financial planning, brokerage, investment management and trust services to individuals, businesses, non-profit organizations and municipalities, while providing the highest level of customized personal service.

This earnings release may contain certain forward-looking statements with respect to the financial condition, results of operations and business of the Company. Forward-looking statements are subject to various factors which could cause actual results to differ materially from those statements. These factors include, but are not limited, to, changes in general economic conditions, interest rates, deposit flows, loan demand, competition, legislation or regulation and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and accounting and technological factors affecting the Company’s operations. A further description of these risks and uncertainties and other factors can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, in the section captioned "Management’s Discussion and Analysis of Financial Condition and Results of Operations." The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.

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Bar Harbor Bankshares
Selected Financial Information
(dollars in thousands except per share data)

	Period End		1st Quarter Average
Balance Sheet Data	3/31/03	3/31/02	2003	2002

Total Assets	$ 540,722	$ 498,309	$ 541,319	$ 497,750
Total Loans	352,167	310,959	350,273	305,187
Reserve for possible loan losses	5,213	4,376	5,081	4,265
Total Deposits	309,814	287,930	306,454	284,863
Borrowings	169,276	152,857	169,895	150,327
Shareholders' Equity	53,499	52,292	53,728	52,322

	Three Months Ended		Three Months Ended
Results Of Operations	3/31/03	3/31/02	3/31/03	3/31/02

Interest and dividend income	$ 7,721	$ 7,886	$ 7,721	$ 7,886
Interest expense	2,841	3,148	2,841	3,148
Net interest income	4,880	4,738	4,880	4,738
Provision for possible loan losses	150	300	150	300
Net interest income after
provision for loan losses	4,730	4,438	4,730	4,438

Noninterest income	1,770	1,418	1,770	1,418
Noninterest expense	4,701	4,197	4,701	4,197

Pre-Tax Income	1,799	1,659	1,799	1,659
Income Tax	495	449	495	449

Net income before accounting change	1,304	1,210	1,304	1,210
Less: Accounting change net of tax	-	(247)	-	(247)
Net income	$ 1,304	$ 963	$ 1,304	$ 963

Earnings per share:
Basic before accounting change	$ 0.41	$ 0.37	$ 0.41	$ 0.37
Accounting change	-	(0.07)	-	(0.07)
Basic after accounting change	$ 0.41	$ 0.30	$ 0.41	$ 0.30

Diluted before accounting change	$ 0.41	$ 0.37	$ 0.41	$ 0.37
Accounting change	-	(0.07)	-	(0.07)
Diluted after accounting change	$ 0.41	$ 0.30	$ 0.41	$ 0.30

Dividends per share	$ 0.19	$ 0.19	$ 0.19	$ 0.19
Return on Average Equity	9.84%	7.46%	9.84%	7.46%
Return on Average Assets	0.98%	0.78%	0.98%	0.78%
Capital to Assets, period end	9.89%	10.49%
Book Value per share, period end	$ 16.91	$ 16.11
Shares outstanding, period end	3,163,176	3,245,770

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